Exhibit 10.1

[EXECUTION COUNTERPART]

AMENDMENT NO. 7

AMENDMENT NO. 7 (this “Amendment No. 7”) dated as of April 2, 2003 to the Credit Agreement referred to below, between CHART INDUSTRIES, INC., a Delaware corporation (the “Borrower”); each of the Subsidiaries of the Borrower identified under the caption “SUBSIDIARY GUARANTORS” on the signature pages hereto (individually, a “Subsidiary Guarantor” and, collectively, the “Subsidiary Guarantors” and, together with the Borrower and the Subsidiary Borrower (as defined below), the “Obligors”); and JPMORGAN CHASE BANK, as administrative agent for the Lenders (in such capacity, together with its successors in such capacity, the “Administrative Agent”).

The Borrower, Chart Heat Exchangers Limited (“CHEL”) (formerly known as Chart Marston Limited) as the Subsidiary Borrower (the “Subsidiary Borrower”), the Subsidiary Guarantors, each of the lenders that is a signatory thereto and the Administrative Agent are parties to a Credit Agreement dated as of April 12, 1999 (as heretofore modified and supplemented and in effect immediately prior to the effectiveness of this Amendment No. 7, the “Credit Agreement”), providing, subject to the terms and conditions thereof, for loans and other extensions of credit to be made by said lenders to the Borrower in an aggregate principal or face amount as specified therein. The Borrower, the Subsidiary Guarantors, the Lenders and the Administrative Agent wish to amend the Credit Agreement in certain respects, and accordingly, the parties hereto hereby agree as follows:

Section 1.  Definitions.  Except as otherwise defined in this Amendment No. 7, terms defined in the Credit Agreement are used herein as defined therein.

Section 2.  Amendments.  Subject to the satisfaction of the conditions precedent specified in Section 5, but effective as of the date hereof, the Credit Agreement shall be amended as follows:

2.01.  References in the Credit Agreement (including references to the Credit Agreement as amended hereby) to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.

2.02   Effective as of the Amendment No. 7 Effective Date (as defined in Section 5 hereof), notwithstanding anything herein or in the Credit Agreement as amended hereby to the contrary, (a) no Lender shall have any further obligation to make any Foreign Currency Credits available to or for the account of CHEL, provided that nothing herein shall affect the liability of CHEL (or any other Obligor) with respect to any Foreign Currency Credits outstanding as of the Amendment No. 7 Effective Date, (b) the Borrower shall not have the right to designate any Subsidiary as a Subsidiary Borrower for purposes of the Credit Agreement as amended hereby, without the prior written consent of the Administrative Agent and the Lenders and (c) neither the Borrower nor any of its Subsidiaries (other than CHEL) shall make any Investment in, or otherwise make available or transfer funds to CHEL for any purposes (except an amount equal to

Amendment No. 7

$200,000 to be used solely to pay or prepay cash Restructuring Charges in respect of the UK Insolvency Proceeding), without the prior written consent of the Administrative Agent and the Lenders.

2.03.  Section 1.01 of the Credit Agreement is hereby amended by adding the following new definitions (to the extent not already included in said Section 1.01) and inserting the same in the appropriate alphabetical locations and by amending in their entirety the following definitions (to the extent already included in said Section 1.01), as follows:

“Approved Dispositions” means the Dispositions permitted under clauses (vi), (vii) and (viii) of Section 7.03(b).

“CHEL” means Chart Heat Exchangers Limited (formerly known as Chart Marston Limited).

“Deferral Date” means April 30, 2003, provided that, if the Borrower has executed a term sheet with the Administrative Agent and the Lenders in connection with its restructuring of the obligations to the Lenders in substance that is satisfactory to the Administrative Agent and the Lenders in their sole and absolute discretion prior to April 30, 2003, the Deferral Date shall be June 30, 2003.

“IRBs” means the bonds issued in connection with any of the following: (i) Loan Agreement, dated May 1, 1996, between the City of Burnsville, Minnesota and MVE, Inc.; and (ii) Loan Agreement, dated July 1, 1996, among GE Capital Public Finance, Inc., the City of LaCrosse, Wisconsin and Altec International Limited Partnership.

“UK Insolvency Proceeding” means the proceeding captioned “In the Matter of Chart Heat Exchangers Limited and In the Matter of the Insolvency Act 1986” in the High Court of Justice of the Birmingham District Registry (Chancery Division, Companies Court) resulting from the filing by CHEL of a petition requesting that such court grant an “Administration Order” solely in relation to CHEL.

“Waiver Maturity Date” means April 30, 2003, provided that, if the Borrower has executed a term sheet with the Administrative Agent and the Lenders in connection with its restructuring of the obligations to the Lenders in substance that is satisfactory to the Administrative Agent and the Lenders in their sole and absolute discretion prior to April 30, 2003, the Waiver Maturity Date shall be June 30, 2003.

2.04.  Section 2.08(g) of the Credit Agreement is hereby amended by deleting the reference therein to “March 31, 2003” and replacing it with “the Deferral Date”.

2.05.   The last paragraph of Section 2.09(b) of the Credit Agreement is hereby amended in its entirety to read as follows:

“In addition, anything in this Agreement to the contrary notwithstanding, concurrently with any payment of Term Loans on June 30, 2003, or any payment of

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Revolving Credit Loans or Incremental Revolving Credit Loans as a result of a reduction of Revolving Credit Commitments or Incremental Revolving Credit Commitments on June 30, 2003, the Borrower shall deliver a certificate signed by the President, a Vice President or a Financial Officer to the effect that on the date of such payments, and after giving effect thereto, no Default has occurred and is continuing (it being understood that the determination of whether or not a breach has occurred in respect of the financial covenants set forth in Section 7.09 shall be based upon the Borrower’s good faith estimate of the financial results for the relevant fiscal periods ending on said June 30, 2003, which good faith estimate together with related computations of such covenants shall be set forth in such certificate), provided that in the event the Borrower is unable (or fails) to deliver such certificate concurrently with such payments, then, in lieu of the Administrative Agent’s remitting to each Lender the appropriate share of such payments, the Administrative Agent shall deposit the aggregate amount so received from the Borrower on such date into the Collateral Account (which amount shall be subject to application as provided in the Security Agreement).”

2.06. Section 2.10(b)(v) of the Credit Agreement is hereby amended by inserting a new paragraph at the end thereof to read as follows:

“Notwithstanding the foregoing, the Net Available Proceeds from any Approved Disposition shall be applied as follows:

(I)   first, an aggregate amount equal to $1,400,000 shall be used solely to pay interest under the Credit Agreement and any Hedging Agreement, such payments to be effected in the manner and to the extent specified in the respective agreements;

(II)   second, an aggregate amount equal to $100,000 shall be used solely to pay interest on the IRBs;

(III)   third, an aggregate amount equal to $500,000 shall be used solely to pay or prepay (A) principal on the IRBs and (B) principal on Indebtedness of the Borrower, other than the Borrower’s Indebtedness under the Credit Agreement;

(IV)   fourth, an aggregate amount equal to $250,000 shall be used solely to pay cash Restructuring Charges in respect of the closure of (A) the Borrower’s facility located in Plaistow, New Hampshire and (B) the Borrower’s leased facility located in Columbus, Ohio;

(V)   fifth, an aggregate amount equal to $546,000 shall be used solely to reimburse previous payments of cash Restructuring Charges in respect of the closure of the Borrower’s engineering and manufacturing facility located in Wolverhampton, England; and

(VI)   sixth, an aggregate amount equal to $200,000 shall be used solely to pay or prepay cash Restructuring Charges in respect of the UK Insolvency Proceeding; and

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(VII)   seventh, the remainder, if any, thereof shall be used solely for general corporate purposes of the Borrower.

Notwithstanding anything herein to the contrary, prior to the expenditure of any sum under clause (VII) above, the sum of $1,004,000 from the Net Available Proceeds of the Approved Dispositions shall be delivered to and held in an account at the Administrative Agent in the name of the Administrative Agent for potential use in respect of Restructuring Charges incurred in connection with the Borrower’s Wolverhampton facility subject to the further consent of the Administrative Agent and the Lenders in their sole and absolute discretion.

2.07.   Section 7.03(b) of the Credit Agreement is hereby amended by (i) deleting the “and” after clause (v) thereof, (ii) renumbering clause “(vi)” thereof as clause “(viii)” and (iii) adding new clauses (vi), (vii) and (viii) to read in their entirety as follows:

“(vi) the Disposition of certain assets (consisting primarily of inventory) of the Borrower’s cryogenic valve product line located in Columbus Ohio, provided that (A) the Net Available Proceeds of such Disposition to be received in cash by the Borrower on the date of the consummation of such Disposition shall be at least $700,000; and (B) the Net Available Proceeds from such Disposition shall be applied in accordance with Section 2.10(b)(v);

(vii) the Disposition of certain assets (consisting primarily of inventory) of the Borrower’s cryopump product line located in Columbus, Ohio, provided that (A) the Net Available Proceeds of such Disposition to be received in cash by the Borrower on the date of the consummation of such Disposition shall be at least $700,000; and (B) the Net Available Proceeds from such Disposition shall be applied in accordance with Section 2.10(b)(v);

(viii) the Disposition of the assets of the Borrower’s cryogenic tank repair facility located in Houston, Texas, provided that (A) the Net Available Proceeds of such Disposition to be received in cash by the Borrower on the date of the consummation of such Disposition shall be at least $2,600,000; (B) the other terms of the purchase or similar agreement(s) providing for such Disposition shall be reasonably satisfactory to the Administrative Agent; (C) not less than 2 Business Days prior to the consummation of such Disposition, the Borrower will deliver to the Administrative Agent a statement, certified by a Financial Officer of the Borrower, in form and substance reasonably satisfactory to the Administrative Agent, of the Net Available Proceeds of such Disposition anticipated to be received by the Borrower on such date of consummation; and (D) the Net Available Proceeds from such Disposition shall be applied in accordance with Section 2.10(b)(v); and”

2.08.  Section 7.03(b) of the Credit Agreement is hereby further amended by adding a new paragraph at the end thereof to read as follows:

“Without limiting the foregoing, with respect to each Approved Disposition, the Borrower and/or any of its Subsidiaries, as applicable, shall assign to the Administrative

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Agent as collateral security pursuant to the Security Agreement all of its (or their, as applicable) respective rights in and under the purchase or similar agreement(s) providing for such Approved Disposition (including any and all payments to be made by the purchaser at any time in respect of such Approved Disposition), and any promissory notes and other obligations or Investments issued or payable by such purchaser thereunder, and shall pledge and deliver to the Administrative Agent pursuant to the Security Agreement (which, on or prior to the consummation of such Approved Disposition, shall be amended on terms satisfactory to, and as reasonably requested by, the Administrative Agent to effect such assignment and pledge) any and all notes, certificates or instruments evidencing or providing for the same”.

2.09.  Section 7.04 of the Credit Agreement is hereby amended by (i) deleting the period after clause (j) and replacing it with “; and” and (ii) adding a new clause (k) to read in its entirety as follows:

“(k)  Investments acquired in respect of the Approved Dispositions.”

2.10.  Section 8 of the Credit Agreement is hereby amended by (i) deleting “or” after clause (o), (ii) inserting “or” after clause (p) and (iii) adding a new clause (q) to read in its entirety as follows:

“(q)  the court in the UK Insolvency Proceeding shall issue any order, or the Borrower or any Subsidiary shall request such court issue any order, that in the sole and absolute judgment of the Administrative Agent and the Lenders adversely impacts the rights, powers, privileges and remedies of the Administrative Agent and the Lenders under or in respect of the Credit Agreement and the other Credit Documents, at law, in equity or otherwise in connection with the obligations owing by the Obligors to the Administrative Agent and the Lenders and such determination by the Administrative Agent and the Lenders shall continue unchanged for a period of five Business Days after notice thereof from the Administrative Agent to the Borrower.”

Section 3.  Waiver.  Subject to the limitations set forth in Section 6 of this Amendment No. 7, but with effect on and after the date hereof, each Obligor (other than CHEL), each Lender and the Administrative Agent hereby agree that any Default or Event of Default that has occurred and is continuing on the date hereof or may hereafter arise solely as a result of the following is hereby waived: (i) the Borrower’s failure to comply with the requirements of Section 2.09(a)(ii), 2.09(a)(iii) or 7.09 of the Credit Agreement and (ii) the breach of Sections 8(i) and (j) of the Credit Agreement solely as a result of the initiation and pendency of the UK Insolvency Proceeding (other than under Section 8(q) of the Credit Agreement as amended hereby), provided that this Section 3 shall terminate and be of no further force or effect on or after 5:00 p.m., New York City time, on the Waiver Maturity Date. Upon the Waiver Maturity Date, the Administrative Agent and the Lenders shall be entitled to exercise all of its or their rights, powers, privileges and remedies under or in respect of the Credit Agreement and the other Credit Documents, at law, in equity or otherwise in connection with the obligations owing by the Obligors thereunder, and all collateral security and/or guarantees therefor, all of which are expressly reserved hereunder.

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Section 4.  Representations and Warranties.  The Borrower represents and warrants to the Lenders (other than with respect to defaults under (i) Section 8(d) of the Credit Agreement due to the Borrower’s failure to comply with certain of the financial covenants set forth in Section 7.09 of the Credit Agreement as of December 31, 2002 and the Borrower’s anticipated failure to comply with such financial covenants as of March 31, 2003 and (ii) Sections 8(i) and (j) of the Credit Agreement solely with respect to the initiation of the UK Insolvency Proceeding) that (a) the representations and warranties set forth in Article IV of the Credit Agreement are true and complete on the date hereof as if made on and as of the date hereof and as if each reference in said Article IV to “this Agreement” included reference to this Amendment No. 7 and (b) after giving effect to the waivers set forth in Section 3 of this Amendment No. 7, no Default shall have occurred and be continuing.

Section 5.  Conditions Precedent.  The amendments set forth in Section 2 of this Amendment No. 7 and the waivers set forth in Section 3 of this Amendment No. 7 shall become effective, on the date (the “Amendment No. 7 Effective Date”), on which the Administrative Agent shall have received one or more counterparts of this Amendment No. 7 executed by each of the Obligors (other than CHEL) and the Administrative Agent (with the written consent of each Lender provided in the form of the Lender Consent attached as Annex 1 to this Amendment No. 7).

Section 6.  Limited Waiver; Reservation of Rights.  Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect; provided that except as expressly provided in Section 3 of this Amendment No. 7, nothing herein shall constitute a waiver of, or any agreement to provide a waiver of, any existing or future Default or Event of Default. Notwithstanding anything contained herein to the contrary; provided that except as expressly provided in Section 3 of this Amendment No. 7, the Administrative Agent and the Lenders reserve all of its or their rights, powers, privileges and remedies under or in respect of the Credit Agreement and the other Credit Documents, at law, in equity or otherwise in connection with the obligations owing by the Obligors thereunder, and all collateral security and/or guarantees therefor, all of which are expressly reserved. This Amendment No. 7 shall not be deemed or otherwise construed to be a commitment or any other undertaking or expression of any willingness to engage in any further discussion with the Borrower or any other person, firm or corporation with respect to any waiver, amendment, modification or any other change to the Credit Agreement or the other Credit Documents or any rights or remedies arising in favor of the Lenders or the Administrative Agent, or any of them, under or with respect to any such documents; or to be a waiver of, or consent to or a modification or amendment of, any other term or condition of any other agreement by and among the Borrower, on the one hand, and the Administrative Agent or any other Lender, on the other hand. Neither the requirements of good faith and fair dealing nor any other theory, concept or argument shall require any Lender to impart upon the Borrower any further or greater benefits; to suffer any prejudice or impairment of any kind whatsoever; or to tolerate any noncompliance with this Amendment No. 7 and the Credit Documents, because each Lender has bargained for and given valuable consideration for this Amendment No. 7 and the Credit Documents and its creation of express, explicit and objective limits of what benefits each Lender is willing to provide to the Borrower, and what, in return, the Borrower is required to provide to each Lender. This Amendment No. 7 and the

Amendment No. 7

Credit Documents provide a clear statement of each Lender’s requirements and obligations and creates an agreed upon standard of performance upon which each Lender is entitled to rely in exercising and enforcing its respective remedies under the Credit Agreement and the other Credit Documents.

Section 7.  Ratification of Obligations, Etc.  By its execution of this Amendment No. 7, each of the Obligors (other than CHEL) (a) ratifies and reaffirms in all respects its obligations under the Credit Agreement and the other Credit Documents to which it is a party, and confirms that each such agreement to which it is a party is valid and enforceable against such Obligor and (b) agrees that there are no oral agreements or understandings among such Obligor and the Administrative Agent or any Lender relating to this Amendment No. 7, the Credit Agreement or any other Credit Document.

Section 8.  Acknowledgment and Release.  (a) Each of the Obligors (other than CHEL) acknowledges that neither the Administrative Agent nor any Lender has at any time directed or participated in any aspect of the management of the Obligors or any of their respective Affiliates or the conduct of the businesses of the Obligors, or any of their respective Affiliates, and the Obligors, and any of their respective Affiliates, have made all of their respective business decisions independently of the Administrative Agent or any Lender. Notwithstanding any other provision of this Amendment No. 7 or the Credit Agreement, or any other contract or instrument between the Obligors, or any of their respective Affiliates, on the one hand, and the Administrative Agent and the Lenders, or any of them, on the other hand: (i) the relationship between the Administrative Agent or any Lender, on the one hand, and each of the Obligors, or any of their respective Affiliates, on the other hand, shall be limited to the relationship of a lender to a borrower in a commercial loan transaction; (ii) neither the Administrative Agent nor any Lender is or shall be construed as a partner, joint venturer, alter-ego, manager, controlling person or other business associate or participant of any kind of the Obligors, or any of their respective Affiliates (or any other Person), and neither the Administrative Agent nor any Lender intends to assume any such status at any time; and (iii) neither the Administrative Agent nor any Lender shall be deemed responsible for (or a participant in) any acts, omissions or decisions of the Obligors, or any of their respective Affiliates, or any other Lender or, in the case of Lenders, the Administrative Agent.

(b)  Each of the Obligors (other than CHEL) further acknowledge and agree that they have no claims, demands, damages, suits, cross complaints, counterclaims, conditions, causes of action, debts, offsets, disgorgements or assertions of any kind or nature whatsoever, whether known or unknown, and whenever or however arising that can be asserted to reduce or eliminate all or any part of their respective liability to repay all amounts owed under the Credit Documents, or to seek any affirmative relief or damages of any kind or nature from the Administrative Agent or Lenders, or any of them, that arises out of or relates to any Prior Event (the “Claims”), and to the extent any such Claims exist, they are fully and forever released as provided in paragraph (c) below. As used herein the term “Prior Event” means any transaction, event, circumstances, action, failure to act or occurrence of any sort or type, whether known or unknown, which occurred, existed, was taken, permitted or begun prior to the execution of this Amendment No. 7 or occurred, existed, was taken, permitted or begun in accordance with, pursuant to or by virtue of any terms of this Amendment No. 7, the Credit Agreement, the other

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Credit Documents, the transactions referred to herein and/or therein, or oral or written agreement relating to any of the foregoing, including without limitation any approval or acceptance given or denied.

(c)  Each of the Obligors (other than CHEL), on behalf of itself, and any Person claiming by, through, or under any of the Obligors, (each a “Releasing Party” and collectively the “Releasing Parties”) hereby releases, remises, waives and forever discharges the Administrative Agent, the Lenders, and any or all of the Administrative Agents’ or Lenders’ subsidiaries, Affiliates, directors, officers, employees, agents, attorneys, financial advisors, representatives, successors and assigns, from any and all Claims. This Section 8 shall survive the termination of this Amendment No. 7 or any Credit Document. Each Releasing Party has been advised by counsel with respect to the release contained in this Section 8. Each Releasing Party hereby affirms its intent to waive unknown claims and to waive any statutory protection available in any applicable jurisdiction with respect thereto.

Section 9.  Miscellaneous.  The Borrower shall pay all reasonable expenses incurred by the Administrative Agent (including the reasonable fees, charges and disbursements of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to JPMorgan Chase Bank) in connection with the preparation, negotiation, execution and delivery of this Amendment No. 7. Except as herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 7 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 7 by signing any such counterpart. This Amendment No. 7 shall be governed by, and construed in accordance with, the law of the State of New York.

Amendment No. 7

IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 7 to be duly executed by their respective authorized officers as of the day and year first above written.

CHART INDUSTRIES, INC.

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

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SUBSIDIARY GUARANTORS

CHART HEAT EXCHANGERS LIMITED PARTNERSHIP

By:	CHART MANAGEMENT COMPANY, INC.,
as its sole general partner

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

CHART INDUSTRIES FOREIGN SALES CORPORATION

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

CHART INTERNATIONAL INC.

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

CHART MANAGEMENT COMPANY, INC.

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

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CHART LEASING, INC.

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

CHART, INC.

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

CHART INTERNATIONAL HOLDINGS, INC.

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

CHART ASIA, INC.

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

CAIRE INC.

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

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COOLTEL, INC.

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

NEXGEN FUELING, INC.

By	/s/ Michael F. Biehl
Name: Michael F. Biehl
Title: Chief Financial Officer and Treasurer

GREENVILLE TUBE, LLC

By	/s/ Charles E. Downs
Name: Charles E. Downs
Title: President

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JPMORGAN CHASE BANK,
Individually and as Administrative Agent

By	/s/ Roger Odell
Name: Roger Odell
Title: Managing Director

Amendment No. 7

ANNEX 1

[Form of Lender Consent]

LENDER CONSENT

Reference is made to Amendment No. 7 dated as of April 2, 2003 to the Credit Agreement dated as of April 12, 1999, between Chart Industries, Inc., each Subsidiary Guarantor party thereto, each Lender party thereto and JPMorgan Chase Bank, as Administrative Agent (the “Administrative Agent”).

The undersigned Lender party to the Credit Agreement hereby (i) consents to Amendment No. 7 to the Credit Agreement, dated as of April 2, 2003, substantially in the form to which the form of this Lender Consent is attached (“Amendment No. 7”) and (ii) authorizes and directs the Administrative Agent to execute and deliver Amendment No. 7 on behalf of such Lender.

This Lender Consent shall be construed in accordance with and governed by the law of the State of New York.

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be duly executed and delivered by its proper and duly authorized officer as of the date of Amendment No. 7.

NAME OF LENDER:

By:

Name: Title:

Amendment No.7